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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
DAKOTA GROWERS PASTA COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, North Dakota 58421

DAKOTA GROWERS PASTA COMPANY, INC.

December 8, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Dakota Growers Pasta Company, Inc., which will be held at the Lake Region State College Auditorium, 1801 College Drive North, Devils Lake, North Dakota on Saturday, January 10, 2004, at 1:00 p.m., Central Standard Time. A pasta lunch will be served beginning at 12:00 noon.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Even if you do not plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, if you do not plan to attend the meeting, I encourage you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone by dialing 1-800-240-6326. Instructions for voting by the proxy card or by telephone are included in the enclosed proxy statement and on the proxy card itself. If you intend to vote by mail with the enclosed proxy card, the proxy card must be received by the Company before the Annual Meeting to be included in the voting. If you intend to vote by telephone, your vote must be cast before 11:00 a.m., Central Standard Time, on Thursday, January 8, 2004. If you plan to attend the Annual Meeting, you may vote in person.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued support of the Company.

Sincerely,
/s/ Timothy J. Dodd Timothy J. Dodd President and Chief Executive Officer

DAKOTA GROWERS PASTA COMPANY, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 10, 2004

Date:	Saturday, January 10, 2004
Time:	1:00 p.m., Central Standard Time (registration will begin at 11:00 a.m. and lunch will be served beginning at noon)
Place:	Auditorium Lake Region State College 1801 College Drive North Devils Lake, North Dakota

        The purposes of the meeting are to:

  •
  Elect three (3) directors to serve as "Class II" directors on the Board of Directors.

  •
  Approve the appointment of Eide Bailly LLP as the Company's independent auditors for fiscal year 2004.

  •
  Act upon such other matters that may properly be brought before the meeting.

        Only Dakota Growers Pasta Company, Inc. stockholders of record at the close of business on November 24, 2003 will be entitled to notice of and to vote at the meeting. Please vote by one of these methods:

  •
  If you reside in the United States or Canada, by dialing 1-800-240-6326 and following the instructions for telephone voting on the enclosed proxy card. Telephone voting must be completed before 11:00 a.m., Central Standard Time, on Thursday, January 8, 2004; or

  •
  Complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in time to be received by the Company prior to the Annual Meeting; or

  •
  Cast your vote in person at the Annual Meeting.

By Order of the Board of Directors,
/s/ Thomas P. Friezen Thomas P. Friezen Secretary
Carrington, North Dakota December 8, 2003

This proxy is solicited on behalf of the Board of Directors of Dakota Growers Pasta Company, Inc.

DAKOTA GROWERS PASTA COMPANY, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 10, 2004

        Your vote is very important. The Board of Directors of Dakota Growers Pasta Company, Inc. (the "Company") is soliciting proxies to be used at the January 10, 2004 Annual Meeting. The Company is a North Dakota corporation that operates as the successor to Dakota Growers Pasta Company, a North Dakota cooperative (the "Cooperative"), and its operations are a continuance of the operations of the Cooperative. The principal executive offices of the Company are located at One Pasta Avenue, Carrington, North Dakota 58421.

        This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. This Proxy Statement, the proxy card, and the Annual Report to Shareholders for fiscal year 2003 were mailed to stockholders beginning on December 8, 2003. The proxy solicitation is being made on behalf of the Board of Directors of the Company, and the Company is responsible for the costs associated with the proxy solicitation.

Who May Vote

        Only stockholders of record at the close of business on November 24, 2003 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On November 24, 2003, there were 12,260,291 shares of the Company's Common Stock outstanding.

How You Can Vote

        You may vote by one of the following three methods:

  •
  If you reside in the United States or Canada, by dialing 1-800-240-6326 and following the instructions for telephone voting on the enclosed proxy card. Telephone voting must be completed prior to 11:00 a.m., Central Standard Time, on Thursday, January 8, 2004; or

  •
  Complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope provided in time to be received by the Company prior to the Annual Meeting; or

  •
  Cast your vote in person at the Annual Meeting.

How You Can Revoke or Change Your Vote

        You may revoke your proxy and change your vote before the final vote at the Annual Meeting by:

  •
  Sending written notice of revocation to the Company's Secretary; or

  •
  Submitting a properly signed proxy card with a later date; or

  •
  Voting by telephone at a time following your prior telephone vote (but please note that all telephone votes must be cast prior to 11:00 a.m., Central Standard Time, on Thursday, January 8, 2004); or

  •
  Voting in person at the Annual Meeting. If you vote in person at the Annual Meeting, any previous vote cast by proxy or telephone will not be counted.

Matters to be Voted on at the Meeting

        The following will be presented for stockholder consideration at the meeting:

  •
  Proposal 1. Election of three (3) directors to serve as "Class II" directors.    The Directors nominated to serve until 2007 are incumbent directors Roger A. Kenner, Eugene J. Nicholas, and Jeffrey O. Topp. Cumulative voting may be utilized in voting for the directors. For more information on the Board of Directors, the Board Committees and the individual directors see "Proposal 1. Election of Directors" in this Proxy Statement.

  •
  Proposal 2. Approval of the appointment of Eide Bailly LLP as the Company's independent auditors for fiscal year 2004.    The Company's Audit Committee recommended and the Board of Directors has selected Eide Bailly LLP, independent auditors, Fargo, North Dakota, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2004. Eide Bailly LLP was the Company's independent auditor for fiscal year 2003 and previous years. For more information on approval of the independent auditors and the report of the Audit Committee, see "Proposal 2. Approval of the Appointment of Independent Auditors."

  •
  Any other matters that may properly be brought before the meeting.

Recommendations of the Board of Directors

        The Company's Board of Directors recommends that you vote:

  •
  "FOR" each nominee to the Board of Directors.

  •
  "FOR" the appointment of Eide Bailly LLP as independent auditors for fiscal year 2004.

        More detailed information about the foregoing is included elsewhere in this Proxy Statement.

General Information on Voting

        You are entitled to cast one vote for each share of the Company's Common Stock you own on the Record Date. Cumulative voting is allowed in electing directors and is described below in Proposal 1.

        In order for business to be conducted, a quorum must be represented at the meeting. A quorum is 50% of the shares entitled to vote. The election of each director nominee, and each of the other items submitted for a vote of the stockholders, must be approved by a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy. A stockholder who abstains from voting on any or all matters will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

        All shares that have been properly voted, whether by proxy or in person, and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. In order to be considered properly voted, proxy cards voted by mail must be received by the Company prior to the Annual Meeting and telephone voting must be completed by 11:00 a.m., Central Standard Time, on January 8, 2004.

Voting Results

        The final voting results will be tabulated by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2004.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Board of Directors currently consists of nine members. The Board may consist of a minimum of seven members and a maximum of fifteen members. The Articles of Incorporation and Bylaws of the Company require that at least five members of the Board of Directors be residents of the State of North Dakota and that at least three members be agricultural producers. Each of the current directors was previously a director of the Cooperative. The Board of Directors is divided into three classes: Class I, Class II and Class III. There is an equal number of directors in each of Class I, Class II and Class III, except that, if the Board of Directors consists of a number of directors such that mathematically there cannot be a equal number of directors in each of Class I, Class II and Class III, then the one remaining director shall be made a member of Class I and, if there is more than one remaining director, the first remaining director shall be made a member of Class I and the second remaining director shall be made a member of Class II. Each director in each of Class I, Class II and Class III will hold office until the third regular meeting of shareholders following the regular meeting of the shareholders at which such director or such director's predecessor was elected, until his successor shall have been elected and shall qualify, or until he resigns or is removed.

        As required by North Dakota law, there is cumulative voting in the election of directors. Because there will be cumulative voting in the election of directors of the Company, each holder of Common Stock will have a number of votes equal to the number of such holder's shares of Common Stock multiplied by the number of seats on the Board of Directors to be filled. A holder of Common Stock can concentrate such holder's votes upon one nominee or distribute them among the nominees as such holder sees fit. Additional instructions regarding the exercise of your right to cumulate your votes can be found on the enclosed proxy card.

        The table below sets forth certain information concerning the current directors of the Company. The directors were elected to serve three-year terms expiring at the annual meeting in the calendar years indicated in the table below.

Name	Age	Term Expires	Class
John S. Dalrymple III	55	2006	I
James F. Link	76	2006	I
John D. Rice, Jr.(1)	49	2006	I
Roger A. Kenner(1)	54	2004	II
Eugene J. Nicholas	58	2004	II
Jeffrey O. Topp	44	2004	II
Allyn K. Hart	64	2005	III
Curtis R. Trulson	51	2005	III
Michael E. Warner	53	2005	III

(1)
Mr. Kenner and Mr. Rice are first cousins.

        Three Class II directors are to be elected at the Annual Meeting for a three-year term ending in 2007, to hold office until their successors are elected and qualified, or until they resign or are removed. We expect that each of the nominees listed below will be available for election, but if any nominee is not available to serve as a director at the time the election occurs, the proxies will vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors.

Nominees for Director to Serve as Class II Directors Until the Annual Meeting of Stockholders in 2007:

        Roger A. Kenner.    Mr. Kenner has been a director of the Company since 1991. Mr. Kenner is chairman of Golden Plains Frozen Foods LLC and is a director of Blue Cross Blue Shield of North Dakota. He has been a farmer and certified seed producer in the Leeds, North Dakota area since 1964.

        Eugene J. Nicholas.    Mr. Nicholas has been a director of the Company since 1991. Mr. Nicholas has been a state representative since 1974, and serves as chairman of the North Dakota House of Representatives Agriculture Committee. Mr. Nicholas also serves on the board of directors of Country Bank USA, Cando, North Dakota, and the board of governors of Golden Plains Frozen Foods LLC. Mr. Nicholas previously served on the board of directors of the U.S. Durum Growers Association.

        Jeffrey O. Topp.    Mr. Topp has been a director of the Company since 1991. He serves on the board of directors of Farmers Elevator, Inc. in Grace City, North Dakota. He is a partner in T-T Ranch and has been a farmer in the Grace City area since 1978.

Board Recommendation

        THE BOARD RECOMMENDS YOU VOTE "FOR" THE RE-ELECTION OF ROGER A. KENNER, EUGENE J. NICHOLAS AND JEFFREY O. TOPP TO THE BOARD OF DIRECTORS.

Directors Serving Until the Annual Meeting of Stockholders in 2005:

        Allyn K. Hart.    Mr. Hart has been a director of the Company since 1991. He has been a farmer in the Cavalier County, North Dakota area since 1961.

        Curtis R. Trulson.    Mr. Trulson has been a director of the Company since 1991. He previously served on the boards of directors of the National Association of Wheat Growers and the North Dakota Grain Growers Association, including service as its President. He has been a farmer in Mountrail County, North Dakota, since 1975.

        Michael E. Warner.    Mr. Warner has been a director of the Company since 1992. Mr. Warner has been a farmer in the Hillsboro, North Dakota area since 1967. He also currently serves on the board of directors of Warner Equipment Co. and Agriceutical Resources LLC. In 2002, Mr. Warner was awarded a fellowship by the University of Missouri. He served on the board of directors of American Crystal Sugar Company from 1989 through 1996, as part of a 23-year career of service to the sugar industry. He is a past member of the board of trustees of Meritcare Health Systems of Fargo, North Dakota, the largest hospital/multiple clinic system between Minneapolis, Minnesota and Seattle, Washington.

Directors Serving Until the Annual Meeting of Stockholders in 2006:

        John S. Dalrymple III.    Mr. Dalrymple has been Chairman of the Board of Directors of the Company since 1991. He became Lieutenant Governor of North Dakota in 2000. Mr. Dalrymple had been a state representative since 1984 and served as Chairman of the House Appropriations Committee and of the Budget Section of the North Dakota House of Representatives. He previously served on the board of directors of the U.S. Durum Growers Association. He has been a farmer in the Casselton, North Dakota area since 1971. He serves on the board of directors of the U.S. Chamber of Commerce.

        James F. Link.    Mr. Link has been a director of the Company since 1991. Mr. Link has served on the boards of directors of Farm Credit and Minn-Dak Farmers cooperative, including 15 years as its chairman. He has been a farmer in the Wahpeton, North Dakota area since 1947.

        John D. Rice, Jr.    Mr. Rice is the Vice Chairman of the Board of Directors and has been a director of the Company since 1991. He also served on the boards of directors of the National Pasta

Association and U.S. Durum Growers Association. He has been a farmer in the Maddock, North Dakota area since 1968.

Meetings and Committees of the Board of Directors

        The Board of Directors held twelve regular, monthly meetings during the Company's last fiscal year. Each of the current nine directors is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and attended at least 75% of the meetings of the Board of Directors.

        The Board of Directors currently has an Audit Committee, a Compensation Committee, a Nomination Committee and a Policy Committee.

        The Audit Committee is composed of directors Curtis R. Trulson, Michael E. Warner and John S. Dalrymple III, each of whom is independent, as they are not employees of the Company and have no other relationships which would prevent them from being considered independent pursuant to the Company's policies. Mr. Trulson is the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Trulson qualifies as an "audit committee financial expert" within the meaning of Securities and Exchange Commission regulations. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and audits of the Company's financial statements, including assessing and ensuring the independence of the independent auditor, evaluating audit performance, approving the services to be provided by the independent auditor, evaluating policies and procedures relating to internal accounting function and controls, and reviewing and approving the Company's annual audited financial statements before issuance, subject to approval by the Board of Directors. The Audit Committee held five meetings during fiscal year 2003. The Company's Board of Directors has adopted a written Audit Committee Charter. See also "Report of the Audit Committee."

        The Compensation Committee is composed of John S. Dalrymple III, Curtis R. Trulson and Michael E. Warner, each of whom is an independent, non-employee director. The Compensation Committee makes recommendations to the Board of Directors of the Company regarding stock and compensation plans, approves transactions of certain officers and administers the Company's stock option plans. The Compensation Committee held four meetings during fiscal year 2003. The Company's Board of Directors has adopted a written Compensation Committee Charter. See also "Report of the Compensation Committee on Executive Compensation."

        The purpose of the Nomination Committee is to insure that the Board of Directors is effectively discharging its responsibility by establishing an appropriate structure for the governance of the Board of Directors, including the processes of director selection, setting and monitoring board performance, and management succession. The Nomination Committee met once during fiscal 2003 to nominate three directors to stand for election at the January 11, 2003 annual meeting. The members of the Nomination Committee are John S. Dalrymple III and John D. Rice, Jr., each of whom is independent pursuant to the Company's policies, and Timothy J. Dodd, a non-director who holds the positions of President and Chief Executive Officer of the Company. The make-up of the Nomination Committee is defined in the Company's By-laws. The Nomination Committee operates pursuant to a written Nomination Committee Charter adopted by the Company's Board of Directors. The Nomination Committee will give due consideration to nominations of directors made by shareholders. If a shareholder wishes to make a nomination, he or she should send a letter to the Nomination Committee at the Company's executive office.

        The Policy Committee provides oversight of the Company's governance obligations to assure compliance with all applicable laws, regulations, Articles of Incorporation and By-laws, operating pursuant to a written Policy Committee Charter adopted by the Company's Board of Directors. The Policy Committee met twice during fiscal year 2003 to establish Committee Charters, a Governance

Policy, an Insider Trading Policy and a Code of Conduct Policy which covers employee conduct. The members of the Policy Committee are Allyn K. Hart, Curtis R. Trulson and James F. Link. Each member of the committee is independent, as they are not employees of the Company and have no other relationships that would prevent them from being considered independent pursuant to the Company's policies.

Compensation of Directors

        The Company provides its directors with minimal compensation, consisting of (i) a per diem payment of $200 (except for the Chairman who will receive $250 per day) for any day on which a director undertakes activities on the Company's behalf, including board meetings and other functions of the Company, (ii) a monthly fee of $450 (except for the Chairman who receives $500 per month), and (iii) reimbursement for out-of-pocket expenses incurred on behalf of the Company.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are John S. Dalrymple III, Curtis R. Trulson and Michael E. Warner. None of these directors are or have been an officer or employee of the Company. During fiscal year 2003, no executive officer of the Company served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table furnishes information as to the beneficial ownership of the Company's Common Stock, Series C Convertible Preferred Stock and Series D Delivery Preferred Stock by (a) each person known by us to beneficially own more than 5% of the issued and outstanding shares of the Company's voting securities, (b) each of the Company's executive officers, (c) each of the Company's directors and (d) all of the Company's directors and executive officers as a group.

        The address of each person listed below is c/o Dakota Growers Pasta Company, Inc., One Pasta Avenue, Carrington, North Dakota 58421. Each person listed below has sole investment discretion and voting power. In accordance with the Securities and Exchange Commission's rules, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities subject to options held by that person that are currently exercisable or exercisable within 60 days of July 31, 2003 are treated as outstanding. These shares, however, are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficially Owned Securities
Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Total Common Stock	Number of Shares of Series C Preferred	Percent of Total Series C Preferred	Number of Shares of Series D Preferred(10)	Percent of Total Series D Preferred
John S. Dalrymple III(1)	370,368	3.0%	—	—	333,000	3.0%
Allyn K. Hart	16,723	0.1	—	—	15,000	0.1
Roger A. Kenner(2)	155,596	1.3	—	—	140,000	1.2
James F. Link(3)	59,656	0.5	—	—	54,550	0.5
Eugene J. Nicholas(4)	65,525	0.5	—	—	58,951	0.5
John D. Rice, Jr.(5)	22,583	0.2	—	—	20,200	0.2
Jeffrey O. Topp(6)	219,718	1.8	—	—	196,420	1.7
Curtis R. Trulson(7)	68,624	0.6	—	—	61,750	0.5
Michael E. Warner	63,441	0.5	—	—	57,038	0.5
Timothy J. Dodd(8)	252,934	2.0	1,977	72.4%	238,248	2.1
Thomas P. Friezen(8)	126,959	1.0	754	27.6	121,752	1.1
All directors and officers as a Group (11 persons)(9)	1,422,127	11.3	2,731	100.0	1,296,909	11.4

(1)
Includes shares held in the names of Mr. Dalrymple's spouse, daughter and the John S. Dalrymple III Trust.

(2)
Includes shares held in the name of Mr. Kenner's spouse.

(3)
Includes shares held in the names of Link Farms LLP LSB Pasta and Link Farms LLP.

(4)
Includes shares held in the name of Mr. Nicholas' spouse.

(5)
Includes shares held in the name of John Rice Farm.

(6)
Includes shares held in the names of T-T Ranch and Mr. Topp's spouse and children.

(7)
Includes shares held in the name of Trulson Brothers.

(8)
Messrs. Dodd and Friezen have been granted options to purchase 1,977 and 754 shares, respectively, of the Company's Series C Preferred Stock and 190,800 and 103,656 shares, respectively, of the Company's Common Stock. Each share of Series C Preferred Stock is convertible into 24 shares of Common Stock and 24 shares of Series D Delivery Preferred Stock of the Company. The number of shares of Common Stock presented for Messrs. Dodd and Friezen include 47,448 and 18,096 shares, respectively, of Common Stock issuable upon exercise of the options to purchase Series C Preferred Stock of the Company and conversion of each such share of Series C Preferred Stock into 24 shares of Common Stock in the

  Company. The number of shares of Series D Delivery Preferred Stock presented for Messrs. Dodd and Friezen includes 47,448 and 18,096 shares, respectively, of Series D Delivery Preferred Stock issuable upon exercise of the options to purchase Series C Preferred Stock of the Company and conversion of each such share of Series C Preferred Stock into 24 shares of Common Stock in the Company, with one share of Series D Delivery Preferred Stock issuable for each share of Common Stock so issued upon conversion. The number of shares of Common Stock presented for Messrs. Dodd and Friezen include 190,800 and 103,656 shares, respectively, of Common Stock issuable upon exercise of the options to purchase Common Stock of the Company.

(9)
The number of shares of Common Stock and Series D Delivery Preferred Stock and the percentage of the total number of shares of Common Stock and Series D Delivery Preferred Stock beneficially owned by all directors and executive officers as a group are shown on a fully-diluted basis, based upon 12,620,291 shares of Common Stock and 11,340,841 shares of Series D Delivery Preferred Stock outstanding on a fully-diluted basis.

(10)
Certain of the named beneficial owners and management have tendered shares of the Company's Series D Delivery Preferred Stock in response to a tender offer for up to 3,000,000 shares of the Company's Series D Delivery Preferred Stock, which was received by the Company's shareholders on or about November 6, 2002. The deadline for shareholder responses to that tender offer was November 25, 2002. (The tender offer is described in a Form 8-K filed by the Company on November 15, 2002). As of the date of this Proxy Statement, the named beneficial owners and management do not yet have information regarding whether the tender has been or will be accepted in whole or in part by the offeror in the tender offer. Because completion of the sale of any shares of Series D Delivery Preferred Stock that have been tendered is subject to a variety of contingencies which have not yet been satisfied, the number of shares of Series D Delivery Preferred Stock shown does not account for any shares tendered by the named beneficial owners.

EXECUTIVE OFFICERS

        The table below lists the executive officers of the Company. Officers are elected annually by the Board of Directors.

Name	Age	Position
Timothy J. Dodd	48	President and Chief Executive Officer
Thomas P. Friezen	44	Chief Financial Officer
Eldon Buschbom	55	Vice President, Operations (Minnesota)
Susan M. Clemens	42	Vice President, Human Resources and Administration
James D. Cochran	35	Vice President, Supply Chain
Jack B. Hasper	62	Vice President, Sales and Marketing
Radwan Ibrahim	59	Vice President, Quality Assurance
Edward O. Irion	32	Vice President, Finance and Chief Accounting Officer
David E. Tressler	49	Vice President, Operations (North Dakota)

        Timothy J. Dodd.    Mr. Dodd is the President and Chief Executive Officer of the Company. Prior to joining the Company in December 1991, he had been the Vice President of Manufacturing for American Italian Pasta Company since 1988. Previously, Mr. Dodd participated in the construction and management of two other grain processing facilities, one in Texas and one in Cando, North Dakota. Mr. Dodd serves on the board of directors of Country Bank USA, Cando, North Dakota.

        Thomas P. Friezen.    Mr. Friezen is the Chief Financial Officer of the Company. Mr. Friezen joined the Company in April 1995 as Vice President, Finance and became Chief Financial Officer in August 2000. Mr. Friezen is a member of the board of directors of CDT, Inc., a development stage water technology company. Mr. Friezen is a certified public accountant.

        Eldon F. Buschbom.    Mr. Buschbom has been Vice President, Operations (Minnesota) since May 30, 2000. He joined Borden Foods in February 1996 as Engineering Manager. Mr. Buschbom served as Vice President of Engineering and Manufacturing Technology for Primo Piatto, Inc. from August 1997 to February 1998. Prior to joining the Company, Mr. Buschbom was Plant Manager for Steel Prep, Inc., and during the previous 14 years, held various engineering and manufacturing operations management positions with divisions of Pillsbury including American Beauty Pasta, Green Giant Frozen Vegetables, Totino's Pizza and the International Foods Division.

        Susan M. Clemens.    Ms. Clemens has been Vice President, Human Resources and Administration since February 20, 1998. From August 1997 to February 1998, she was Vice President of Human Resources and Administration at Primo Piatto, Inc. Ms. Clemens was Senior Human Resources Manager at Borden Foods from January 1993 to August 1997.

        James D. Cochran.    Mr. Cochran has been Vice President, Supply Chain since February 20, 1998. From 1997 to 1998, he was Vice President of New Business Development at Primo Piatto, Inc. Mr. Cochran held various positions with Borden Foods from 1990 to 1997, most recently as Materials Manager.

        Jack B. Hasper.    Mr. Hasper has been Vice President, Sales and Marketing since January 2002. He served as Vice President of Retail Private Label Sales of the Company from May 1997 until January 2002. Mr. Hasper has 39 years of experience in the food business and held various marketing and sales positions with Borden Foods, Super Valu, Pillsbury and General Mills prior to joining the Company.

        Radwan Ibrahim.    Mr. Ibrahim has been Vice President, Quality Control since February 20, 1998. From August 1997 to February 1998, he served as Chief Technical Officer and Vice President of Primo Piatto, Inc. Mr. Ibrahim was Group Quality Control Manager at Borden Foods from 1992 to 1997. Mr. Ibrahim holds a Ph.D. degree in cereal chemistry from North Dakota State University.

        Edward O. Irion.    Mr. Irion is Vice President, Finance and Chief Accounting Officer of the Company. Mr. Irion joined the Company in December 1999 as Assistant Vice President, Planning and Control and became Vice President, Finance and Chief Accounting Officer in August 2000. Prior to joining the Company, he spent six years with the regional accounting firm of Eide Bailly LLP in Fargo, North Dakota. Mr. Irion's most recent position with Eide Bailly LLP prior to joining the Company was Senior Associate. Mr. Irion is a certified public accountant.

        David E. Tressler.    Mr. Tressler is the Vice President, Operations (North Dakota) of the Company. Mr. Tressler joined the Company in February 1992 as a Project Engineer. Prior to joining the Company, Mr. Tressler was a director of engineering at American Italian Pasta Company, where he was responsible for monitoring the completion of the initial pasta plant. From 1977 to 1988 he was plant engineer at International Multi-Foods, Inc.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Basic Policy Considerations

        The Company's compensation policies with respect to its executive officers, established by the Compensation Committee, are based on the principles that compensation should, to a significant extent, reflect the financial performance of the Company and the executive's individual contribution to this financial performance. To a large extent, reflecting the importance of the interactions among the various areas of the Company, the executive's individual contribution to the group of executives, and this group of executives' contribution to the Company's financial performance, is a primary factor in determining compensation. It is the policy of the committee to set executive compensation at levels that are sufficiently competitive with food processing companies of comparable size to attract, retain and motivate the highest quality individuals to contribute to the Company's goals, objectives and overall financial success. A portion of certain executives' incentive compensation has historically been paid in stock options in order to align executive and shareholder interests. It is the intent of the Compensation Committee that, with the adoption of the 2003 Option Plan, that the number of executives and other employees who are paid in stock options be expanded. The compensation of each executive officer is based largely upon both individual and Company performance.

Annual Compensation—Executive Officers Other Than Chief Executive Officer

        The Compensation Committee sets compensation by subjective evaluation of the individual performance of each executive and by marketplace valuations of comparable executives, although salary determinations are not based upon any specific or constant criteria.

        Executives are eligible for annual incentive cash bonuses. The awards for the Chief Executive Officer, as discussed later, and the Chief Financial Officer had been awarded under an informal cash bonus plan based on payments made to shareholders. With changes in the Company and pasta industry, the determination of these bonuses was changed to reflect individual and Company performance. As no formal criteria have yet been established, these calculations continue to be determined on an informal basis. These awards are not intended to be in addition to market level compensation but instead are designed to cause a significant part of an executive's annual compensation to be dependent on the Compensation Committee's assessment of the executive's performance and the executive's contributions to the Company's financial performance and strategic objectives.

Long-Term Compensation Stock Options

        The stock option component of the executive officers' compensation has been designed to provide executives with incentives for the enhancement of stockholder value. Options are granted at fair market value on the date of grant and generally vest over a number of years. No constant criteria are used year after year in the granting of stock options. For stock option awards for executive officers, the Compensation Committee makes a subjective determination of the effectiveness of the executive and the extent of the executive's contributions to the Company's success and, based on that determination, option grants, if any, are awarded to each executive. Because the options are granted with exercise prices equal to the fair market value of the underlying common or preferred stock (or equity stock prior to the conversion from a cooperative to a corporation) on the date of grant, any value that ultimately accrues to the executive is based entirely upon the Company's performance, as perceived by investors who establish the market price for the Common Stock. At the January 11, 2003 Annual Meeting of Stockholders, the 2003 Stock Option Plan, authorizing the issuance of options to purchase up to 500,000 common shares of the Company, was approved by the stockholders. The Compensation Committee did not hold any discussions regarding the issuance of options to any executive or employee under the 2003 Stock Option Plan.

Fiscal Year 2003 Compensation for Chief Executive Officer

        In fiscal year 2003, the Company's Chief Executive Officer, Timothy J. Dodd, was paid a base salary of $202,566, a 5% increase over fiscal year 2002. Mr. Dodd also received cash bonuses totaling $112,130 in fiscal year 2003, which bonuses were calculated based upon informal criteria and the Company's performance during fiscal year 2002.

        Mr. Dodd was awarded options under the 1997 Stock Option Plan to purchase 686 shares of Series C Preferred Stock at a fair market price of $150.00 per share. Such options were first exercisable January 1, 2003. Each share of Series C Preferred Stock is convertible into twenty-four (24) shares of Common Stock and twenty-four (24) shares of Series D Delivery Preferred Stock of the Company. Upon this award, no options to purchase shares remain under the 1997 Stock Option Plan.

        To comply with provisions of the Sarbanes-Oxley Act of 2002 (the "Act"), the Compensation Committee agreed to repurchase 190,800 shares of Common Stock from Mr. Dodd at a fair market value of $6.25. The Compensation Committee also recommended, and the Board of Directors approved, the issuance to Mr. Dodd under the 2002 Stock Option Plan of non-qualified stock options to purchase 190,800 shares of Common Stock at an exercise price of $6.25. As there is only limited, sporadic trading in shares of Common Stock, providing an insufficient basis for determining the market value of Common Stock, the Compensation Committee considered a number of factors in determining the market value, including, but not limited to, results of operations, information on any recent sales of shares and the absence of a liquid and established market for resale of such shares.

        In conjunction with the repurchase of shares of Common Stock from Mr. Dodd and the issuance to him of options to purchase shares of Common Stock, the Compensation Committee agreed to a compensatory transaction equal to the interest due on stock loans that could not be renewed due to the provisions of the Act. Including a gross-up for the estimated personal income tax impact, such compensatory transaction totaled $81,311.

        A loan made by the Company to Mr. Dodd on April 17, 2000 to cover the alternative minimum tax due upon the exercise of qualified stock options matured as a result of the repurchase. This loan could not be renewed due to the Act. The Compensation Committee determined that no discernable benefit accrued to Mr. Dodd. As such, it authorized a compensatory transaction of $140,405 to repay this loan, including a gross-up for the estimated personal income tax impacts.

Employment Agreements

        The Compensation Committee has discussed, but has not taken any action on, offering employment agreements of varying lengths to executive officers. However, in conjunction with the Company's purchase of certain assets from a sales and marketing firm owned in part by Jack B. Hasper, Vice President, Sales and Marketing, the Company entered into a three-year employment agreement commencing March 25, 2002, with Mr. Hasper. The Company will pay him an annual salary of $130,000 under the employment agreement. His salary will be reviewed annually and, based upon his performance, may be increased each year by the Board of Directors. In addition, Mr. Hasper will be entitled to receive bonuses and other fringe benefits consistent with the Company's bonus and benefit plans that are in effect during the term of his employment agreement. For further detail on the employment agreement with Mr. Hasper, see "Employment Agreements" under the "Executive Compensation" section of this document.

Sarbanes-Oxley Act of 2002

        On July 30, 2002, the Sarbanes-Oxley Act of 2002 (the "Act") was enacted. One of the provisions included in the Act is that issuers may not extend or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer. Loans in existence as of July 30, 2002 may continue provided there is no renewal or material modification to the loan.

        The Company had pledged certificates of deposit as security for loans, totaling approximately $1,974,000, made by a financial institution to Mr. Dodd and Mr. Friezen. Mr. Dodd and Mr. Friezen used the funds obtained from these loans to exercise stock options, the proceeds of which were the source of funds for the certificates of deposit. These loans from the financial institution matured December 1, 2002. As the Compensation Committee interpreted the Act, the arrangement of pledging the certificates of deposit as security for the loans could not be continued. The Compensation Committee therefore agreed to repurchase 294,456 shares of Common Stock from Mr. Dodd and Mr. Friezen at fair market value, determined to be $6.25. As there is only limited, sporadic trading in shares of Common Stock, providing an insufficient basis for determining the market value of Common Stock, the Compensation Committee considered a number of factors in determining the market value, including, but not limited to, results of operations, information on any recent sales of shares and the absence of a liquid and established market for resale of such shares. Due to the circumstances surrounding Mr. Friezen's acquisition of certain of the shares, the Compensation Committee also agreed to a compensatory transaction totaling $229,993 for Mr. Friezen for the difference between the determined market value and Mr. Friezen's acquisition price, including a gross-up for the estimated personal income tax impact. The Compensation Committee recommended, and the Board of Directors approved, the 2002 Option Plan for non-qualified options to purchase 294,456 shares of Common Stock at an exercise price of $6.25. Such options were granted to Mr. Dodd and Mr. Friezen on December 2, 2002.

        In conjunction with the repurchase of shares of Common Stock, the Compensation Committee agreed to compensatory transactions for Mr. Dodd and Mr. Friezen equal to the interest due on stock loans that could not be renewed due to the provisions of the Act. Including a gross-up for the estimated personal income tax impact, such compensatory transactions totaled $134,736.

        Loans made by the Company to Mr. Dodd and Mr. Friezen on April 17, 2000 to cover the alternative minimum tax due upon the exercise of qualified stock options matured as a result of the repurchase. This loan could not be renewed due to the Act. The Compensation Committee determined that no discernable benefit accrued to Mr. Dodd or Mr. Friezen. As such, it authorized compensatory transactions totaling $166,538 to repay these loans, including a gross-up for the estimated personal income tax impacts.

        Upon completion of these transactions, there remains $82,000 of loans to Mr. Dodd and Mr. Friezen advanced subject to promissory notes in effect prior to the enactment of the Act. There has been no material modification of the terms or any renewal of these promissory notes.

COMPENSATION COMMITTEE
John S. Dalrymple III, Chair Curtis R. Trulson Michael E. Warner

EXECUTIVE COMPENSATION

        The following table summarizes the amount of compensation paid to the Company's President and Chief Executive Officer and each of the four next highest paid officers for the fiscal year ended July 31, 2003 and the two prior fiscal years.

Summary Compensation Table

Long-Term Compensation Awards
		Annual Compensation			Series C Preferred Securities Underlying Options (#)	Common Stock Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)			All Other Compensation(2)
Timothy J. Dodd President and Chief Executive Officer	2003 2002 2001	$202,566 192,920 185,652	$112,130 63,534 —	$9,273 5,936 6,234	686 1,291 —	190,800 — —	$221,716 — —
Thomas P. Friezen Chief Financial Officer	2003 2002 2001	173,628 172,310 137,955	34,540 16,263 —	9,670 5,658 4,813	— 754 —	103,656 — —	309,551 — —
Jack B. Hasper(3) Vice President, Sales and Marketing	2003 2002 2001	136,500 45,000 —	25,169 — —	14,440 3,736 —	— — —	— — —	— — —
David E. Tressler Vice President, Operations (North Dakota)	2003 2002 2001	115,840 110,295 106,152	22,214 11,196 —	9,203 4,003 1,378	— — —	— — —	— — —
James D. Cochran Vice President, Supply Chain	2003 2002 2001	115,840 110,323 106,217	22,234 6,790 —	4,580 3,822 3,881	— — —	— — —	— — —

(1)
Includes the Company's 401(k) matching contribution, excess life insurance and the taxable portion of reimbursable business expenses.

(2)
Compensation resulting from one-time transactions to effect compliance with the Sarbanes-Oxley Act of 2002. See "Certain Relationships and Related Transactions—Transactions with Executive Officers" for further information.

(3)
Mr. Hasper became an employee of the Company in March 2002.

Option Grants in Fiscal Year 2003

        The following table sets forth certain information with respect to stock options granted to purchase Series C Convertible Preferred Stock during the fiscal year ended July 31, 2003.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Preferred Shares Underlying Options Granted
		Percent of Total Options Granted
Name			Exercise Price ($/SH)	Expiration Date
					5%	10%
Timothy J. Dodd	686	100%	$150.00	01/01/2013	$66,577	$175,655

        The following table sets forth certain information with respect to stock options granted to purchase Common Stock during the fiscal year ended July 31, 2003.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Common Shares Underlying Options Granted
		Percent of Total Options Granted
Name			Exercise Price ($/SH)	Expiration Date
					5%	10%
Timothy J. Dodd	190,800	65%	$6.25	12/01/2012	$771,559	$2,035,647
Thomas P. Friezen	103,656	35%	$6.25	12/01/2012	$419,165	$1,105,907

(1)
The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in SEC regulations, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the stock. The values shown do not consider nontransferability or termination of the unexercisable options upon termination of such employee's service relationship with the Company.

Options Exercised in Fiscal Year 2003 and Unexercised Options at July 31, 2003

        The following table summarizes stock option exercises and total number of options held for Series C Convertible Preferred Stock at the end of fiscal year 2003.

			Number of Series C Convertible Preferred Shares Underlying Unexercised Options at July 31, 2003
	Series C Convertible Preferred Stock Acquired on Exercise				Value of Unexercised In-the-Money Options at July 31, 2003(1)
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J. Dodd	—	$—	1,977	—	$—	$—
Thomas P. Friezen	—	—	754	—	—	—

        The following table summarizes stock option exercises and total number of options held for Common Stock at the end of fiscal year 2003.

			Number of Common Shares Underlying Unexercised Options at July 31, 2003
					Value of Unexercised In-the-Money Options at July 31, 2003(1)
	Common Stock Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J. Dodd	—	$—	190,800	—	$—	$—
Thomas P. Friezen	—	—	103,656	—	—	—

(1)
There is no public trading market for the Company's securities; therefore, the Company is unable to estimate the value of unexercised options as of July 31, 2003.

Employment Agreements

        The Company entered into an employment agreement, dated March 25, 2002, with its Vice President of Sales and Marketing, Jack B. Hasper. The agreement provides for Mr. Hasper's employment for a period of thirty-six months commencing on March 25, 2002. The Company will pay him an annual salary of $130,000 under the employment agreement. His salary will be reviewed annually and, based upon his performance, may be increased each year by the Board of Directors. In addition, Mr. Hasper will be entitled to receive bonuses and other fringe benefits consistent with the Company's bonus and benefit plans that are in effect during the term of his employment agreement.

        Mr. Hasper will be entitled to the following compensation and benefits if his employment is terminated under the circumstances noted prior to the expiration of the thirty-six month employment period:

  •
  If the Company terminates Mr. Hasper with cause, then he will be entitled to receive any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses.

  •
  If the Company terminates Mr. Hasper's employment without cause or Mr. Hasper resigns from his employment for good cause, Mr. Hasper will be entitled to receive his salary then in effect for a period of six months (or twelve months, in the case of his termination without cause or his resignation for good cause following a change of control of the Company) following such termination or such resignation, in addition to any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses. However, Mr. Hasper will only receive the compensation and benefits described in the immediately-preceding sentence if, upon his termination or resignation, he releases any and all claims that he might have against the Company.

  •
  If Mr. Hasper resigns from his employment for any reason other than for good cause, he will be entitled to receive his salary earned through the date of such resignation, any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses. Again, he will only receive the compensation and benefits described in the immediately-preceding sentence if, upon his resignation, he releases any and all claims he might have against the Company.

  •
  In the event that Mr. Hasper's employment is terminated due to his death or disability, he or his estate will receive his salary then in effect accrued up to and including the date of termination, any earned but unpaid bonuses, any accrued but unused vacation pay and any then-existing but unreimbursed business expenses.

        The Company may terminate Mr. Hasper for "cause" if he: (i) commits an act of fraud, embezzlement or misappropriation involving the Company; (ii) is convicted of any felony; (iii) commits an act, or fails to commit an act, involving the Company that amounts to willful misconduct or gross negligence; (iv) intentionally engages in any activity that is adverse to the interests of the Company; (v) commits an act of dishonesty in connection with his employment; (vi) breaches his fiduciary duty to the Company; (vii) commits an act of self-dealing; (viii) materially breaches his employment agreement; or (ix) commits an act that brings the Company into substantial public disgrace or disrespect.

        Mr. Hasper's employment agreement prohibits the disclosure to third parties of information, observations and data obtained while he is employed by the Company concerning the business and affairs of the Company and its affiliates. It also contains provisions that prohibit Mr. Hasper, at any time after the termination of his employment, from using confidential information to compete with the Company or disclosing confidential information to third parties that do or will compete with the Company. In addition, at any time after the termination of his employment, Mr. Hasper may not solicit or recruit employees or customers of the Company.

Employee Benefit Plans

        The Company and its subsidiary, Primo Piatto, Inc., have a 401(k) plan that covers employees who have met age and service requirements. The plan covers employees who have reached 21 years of age and completed at least six months of service as defined in the plan document. Effective January 1, 2003, the 401(k) plan was amended, and the Company match was changed to 100% on the first 3% of each participating employee's elected deferral and 50% on the next 2%. Previously, the Company matched 100% on the first 2% of each participating employee's elected deferral, 50% on the next 1%, and 25% on the next 4%. Employer contributions to the plan totaled $345,000, $319,000 and $342,000 for the years ended July 31, 2003, 2002 and 2001, respectively.

        Primo Piatto, Inc. is also required to contribute to a multi-employer pension plan covering certain hourly employees subject to a collective bargaining agreement. Such employees may also participate in the 401(k) plan but are excluded from amounts contributed by Primo Piatto. Contributions for the years ended July 31, 2003, 2002 and 2001 totaled $81,000, $72,000 and $99,000, respectively.

Stock Option Plans

        On January 31, 1997 the Cooperative's Compensation Committee of the Board of Directors (the "Compensation Committee") adopted the Dakota Growers Incentive Stock Option Plan (the "Plan"). The Plan was ratified by the Cooperative members at the annual meeting in January 1998. The Compensation Committee or the Board of Directors has the power to determine the key management employees of the Company to receive options and the number of shares to be optioned to each of the employees. Options granted under the Plan are for the purchase of Series C Convertible Preferred Stock at fair market value, which were convertible into Equity Stock as a cooperative, and are now convertible into Common Stock and Series D Delivery Preferred Stock as a corporation at the option of the employee, under the applicable conversion ratio. The maximum number of preferred shares that may be issued pursuant to options granted under the Plan is 15,000, all of which have been issued as of July 31, 2003. Each share of Series C Preferred Stock is convertible into 24 shares of Common Stock and 24 shares of Series D Delivery Preferred Stock of the Company. The conversion ratio is proportionately adjusted if the Company increases the outstanding shares of Common Stock or Series D Delivery Preferred Stock, as applicable, without payment by or to the Company or the Company's shareholders for such additional shares (e.g. stock split, stock dividend or other action). Options granted under the Plan must be exercised within ten years from the date such options are granted. In the event of the employee's termination with the Company, all exercisable options may be exercised within 90 days of the termination date. If not exercised, such options lapse.

        The Company's 2002 Stock Option Plan (the "2002 Plan") was adopted by the Board of Directors on November 21, 2002. All options granted under the 2002 Plan are non-qualified stock options and are for the purchase of the Company's Common Stock. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the 2002 Plan is 294,456 shares, all of which have been issued as of July 31, 2003. Stock options granted under the 2002 Plan expire 10 years from the date of grant.

        On November 21, 2002 the Board of Directors adopted the Dakota Growers Pasta Company, Inc. 2003 Stock Option Plan (the "2003 Plan"), which was approved by the Company's shareholders at the Annual Meeting on January 11, 2003. No options have been granted under the 2003 Plan. The 2003 Plan covers 500,000 shares of the Company's Common Stock. Participation in this Plan shall be limited to officers, directors, employees, vendors or consultants of the Company or any subsidiary of the Company. Options granted under the 2003 Plan may be incentive stock options (as defined under Section 422 of the Code) or non-qualified stock options, as determined by the 2003 Plan administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated there under. The stock options generally expire 10 years from the date of grant. If the employment of the Optionee is terminated by any reason other than his or her death or disability, all exercisable options may be exercised within 90 days of the termination date. If not exercised, such options lapse.

Equity Compensation Plan Information

        The following table provides information regarding the Company's equity compensation plan as of July 31, 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
	Options to purchase Series C Convertible Preferred Stock(1)
Equity compensation plans approved by security holders	2,731	$112.56	—
	Options to purchase Common Stock
Equity compensation plans approved by security holders	—	$—	500,000
Equity compensation plans not approved by security holders	294,456	$6.25	—

(1)
Each share of Series C Convertible Preferred Stock is convertible into 24 shares of Common Stock and 24 shares of Series D Delivery Preferred Stock of the Company.

Performance Graph

        The Company is the successor to the Cooperative by virtue of a series of mergers that were completed effective July 1, 2002, with the Company being the ultimate surviving entity in the transaction. Prior to the conversion, the Cooperative did not have any class of Common Stock registered under Section 12 of the Securities Exchange Act of 1934. The Company did not have any class of Common Stock registered under Section 12 of the Securities Exchange Act of 1934 until November 2002.

        There is no established public trading market for the Company's Common Stock. Therefore, the Company is unable to estimate the value of the Company's Common Stock during the measurement period ended July 31, 2003. Accordingly, the Company is not presenting a line graph which includes the yearly percentage change in the cumulative total shareholder return on shares of the Company's Common Stock as compared with the cumulative total return of a broad equity market index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Executive Officers

        The Company had pledged certificates of deposit as security for loans, totaling approximately $1,974,000, made by a financial institution to Timothy J. Dodd, President and Chief Executive Officer, and Thomas P. Friezen, Chief Financial Officer, to exercise stock options. These loans matured December 1, 2002.

        In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Board of Directors approved the repurchase of 190,800 and 103,656 shares of the Company's Common Stock from Messrs. Dodd and Friezen, respectively. The repurchase was completed in November 2002. In conjunction with the repurchase of these shares at $6.25 per share, Messrs. Dodd and Friezen received proceeds of $1,192,500 and $647,850, respectively. In addition, Mr. Friezen received additional gross proceeds of $229,993 under a compensatory transaction in conjunction with the unwinding of previous stock option exercises and related officer loans. Messrs. Dodd and Friezen also received $81,311 and $53,425, respectively, under compensatory transactions for the interest on the loans made by the financial institution to exercise stock options. The proceeds received by Messrs. Dodd and Friezen were used to pay off their loans with the financial institution. As a result, the Company's certificates of deposit were no longer restricted. The Company redeemed the certificates of deposit in December 2002. Finally, Messrs. Dodd and Friezen were granted stock options to purchase 190,800 and 103,656 shares, respectively, of the Company's Common Stock with an exercise price of $6.25 per share. Such options were first exercisable on December 2, 2002.

        The Company had advanced funds to Mr. Dodd and Mr. Friezen under promissory agreements to cover personal alternative minimum taxes and other costs generated as a result of these officers exercising stock options. Interest on the advances is charged at the applicable federal rate as published by the Internal Revenue Service. Certain of these promissory notes became due in conjunction with the repurchase of Common Stock from Messrs. Dodd and Friezen noted above. The Compensation Committee approved forgiving the principal ($92,153) and interest ($11,093) on these promissory notes along with an additional compensatory transaction of $63,292 to cover estimated personal income taxes the officers incurred on the promissory note forgiveness.

        The current outstanding principal balance of funds advanced to officers and the highest amounts of outstanding advances for indebtedness of management exceeding $60,000 at any time since the beginning of fiscal year 2003 are set forth below.

	Current Outstanding Balance	Highest Amounts Outstanding
Timothy J. Dodd	$47,000	$123,658
Thomas P. Friezen	35,000	66,495

        The current outstanding balances of $47,000 and $35,000 for Messrs. Dodd and Friezen, respectively, were advanced subject to promissory notes in effect prior to the enactment of the Sarbanes-Oxley Act of 2002. There has been no material modification of the terms or any renewal of these promissory notes.

Purchase of Certain Assets

        The Company's Vice President of Sales and Marketing is Mr. Jack B. Hasper. Prior to his employment with the Company, Mr. Hasper was part-owner of a sales and marketing firm from which the Company purchased certain assets during fiscal year 2002. In conjunction with the purchase of such assets, Mr. Hasper entered into a Covenant not to Compete with the Company for a period extending through March 31, 2007. The Company paid Mr. Hasper $100,000 in consideration for entering into the aforementioned Covenant not to Compete.

PROPOSAL 2. APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Company's Audit Committee recommended and the Board of Directors has selected Eide Bailly LLP, independent auditors, Fargo, North Dakota, to audit the Company's consolidated financial statements for the fiscal year ending July 31, 2004.

        Representatives of Eide Bailly LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement and answer questions. If the stockholders were to fail to ratify the appointment of Eide Bailly LLP, the Audit Committee would reconsider its recommendation.

        The Company has been advised by Eide Bailly LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiary.

Independent Auditor Fees

        The following table represents aggregate fees billed (in thousands) to the Company for fiscal year ended July 31, 2003 by Eide Bailly LLP, the Company's principal accounting firm.

	Fiscal Year Ended
	2003	2002
Audit Fees	$54	$43
Audit-Related Fees(a)	10	19
Tax Fees(b)	26	7
Financial Information Systems Design and Implementation Fees	—	—
All Other Fees	—	—

Total Fees(c)	$90	$69

(a)
Primarily benefit plan audit services.

(b)
Primarily tax advisory and preparation services.

(c)
The Audit Committee and/or Board of Directors have approved all fees.

Board Recommendation

        THE BOARD RECOMMENDS YOU VOTE "FOR" THE APPOINTMENT OF EIDE BAILLY LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors consists of three non-employee directors. Each member of the Audit Committee is an independent director pursuant to the Company's policies and applicable laws and regulations. The Board of Directors has determined that Mr. Trulson qualifies as an "audit committee financial expert" within the meaning of Securities and Exchange Commission regulations. The Audit Committee is primarily responsible for oversight of the Company's financial reporting to assure compliance with all applicable laws and regulations. Responsibilities include assessing and ensuring the independence of the independent auditor, evaluating audit performance, approving the services to be provided by the independent auditor, evaluating policies and procedures relating to internal accounting function and controls, and reviewing and approving the Company's annual audited financial statements before issuance, subject to approval by the Board of Directors. The Board of Directors has adopted a written Audit Committee Charter which details the responsibilities of the Audit Committee.

        The Sarbanes-Oxley Act was signed into law in July 2002. In August 2002, the Audit Committee met with representatives of management and the Company's independent auditors, Eide Bailly LLP. During that meeting, the Audit Committee furthered its understanding of the provisions of the Sarbanes-Oxley Act, and reviewed current processes as well as processes to be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

        The Audit Committee has also discussed with Eide Bailly LLP matters relating to the auditor's judgments about the quality and acceptability of the Company's accounting principles, as applied in its financial reporting, as required by Statement of Auditing Standards No. 61, "Communications with Audit Committees." In addition, the Audit Committee has discussed with Eide Bailly their independence from management and the Company, as well as the matters set forth in the written disclosures received from Eide Bailly and required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee received a letter from Eide Bailly confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with Eide Bailly the scope of Eide Bailly's audits and all fees paid to Eide Bailly during fiscal year 2003. The Audit Committee has reviewed and considered the compatibility of Eide Bailly's performance of non-audit services with the maintenance of Eide Bailly's independence as the Company's independent auditor. The Audit Committee meets periodically with Eide Bailly, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors, and the Board of Directors approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Curtis R. Trulson, Chair John S. Dalrymple III Michael E. Warner

OTHER INFORMATION

Shareholder Proposals For The Next Annual Meeting

        We have historically held our Annual Meetings of Shareholders in mid-January, with a meeting notice mailing in early- to mid-December. We expect to mail proxy statements for the Company's next Annual Meeting of Stockholders on or about December 3, 2004. Any proposal that a shareholder would like to be considered for inclusion in our proxy material for that Annual Meeting of Stockholders must be received by our Secretary no later than the close of business on August 16, 2004. Any such proposal must be reasonably related to the Company's business and must be legally appropriate for submission to the Company's stockholders.

        A shareholder who wishes to make a proposal for consideration at the next Annual Meeting, but does not seek to include the proposal in our proxy material, must notify our Secretary. The notice must be received no later than October 25, 2004. If the notice is not timely, then the persons named on our proxy card for the applicable Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Available Information

        The Company's Internet website address is www.dakotagrowers.com. We make available, free of charge through the "Investors" portion of our website, the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") as soon as reasonably practicable after we electronically file such materials with, or furnish such materials to, the Securities and Exchange Commission. Reports of beneficial ownership filed pursuant to Section 16(a) of the 1934 Act are also available through our website.

        A copy of the Company's annual report on Form 10-K will also be furnished by the Company without charge upon a written request addressed to:

  Investor Relations
  Dakota Growers Pasta Company, Inc.
  One Pasta Avenue
  Carrington, North Dakota 58421
  (701) 652-2855

COMPANY # CONTROL #

There are two ways to vote your Proxy:

VOTE BY PHONE — TOLL FREE — 1-800-240-6326

•
Use any touch tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. Central Standard Time on January 8, 2004. (Telephone voting is available only in the United States of America and Canada. There may be a few limited areas in which access to the toll free number is not available. This is dependent upon the local telephone service provider.)

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You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•
Follow the simple voice instructions.

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dakota Growers Pasta Company, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. Your proxy card must be received prior to the Annual Meeting.

IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

Note: Because stockholders have the right to vote cumulatively in the election of directors, as described in the "Election of Directors" section of the Proxy Statement, you have the right to vote your shares of Common Stock in a manner that distributes those cumulative votes unequally among the nominees. IF YOU WISH TO EXERCISE THIS RIGHT, YOU MUST PROVIDE US WITH WRITTEN INSTRUCTIONS ON THE PROXY CARD BELOW; YOU MAY NOT EXERCISE THIS RIGHT BY VOTING BY TELEPHONE.

\*/ Please detach here \*/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Roger A. Kenner 02 Eugene J. Nicholas	03 Jeffrey O. Topp	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee from whom your vote is to be withheld in the space provided below. Withholding authority to vote for any indicated nominee has the effect of cumulating your votes for those directors for whom authority to vote has not been withheld. Cumulative voting is described in the section of the Proxy Statement regarding "Election of Directors".) Nominees from whom vote is withheld:
2.	Approval of appointment of Eide Bailly LLP as independent auditors.			☐ For ☐ Against ☐ Abstain
3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

The shares represented by this proxy will be voted on proposals 1 and 2 in accordance with the specifications made. If there is no specification, this proxy will be voted "FOR" the election of all nominees for Director (cumulatively for some if the above proxies shall so determine in their sole discretion) and "FOR" proposal 2.
Address Change? Mark Box ☐ Indicate changes below:				Date

Signature(s) in Box
Please sign name(s) exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in name of entity by authorized person.

DAKOTA GROWERS PASTA COMPANY, INC.
Annual Meeting of Stockholders
Saturday, January 10, 2004
1:00 P.M.

Auditorium
Lake Region State College
1801 College Drive North
Devils Lake, North Dakota

Dakota Growers Pasta Company, Inc. One Pasta Avenue Carrington, North Dakota 58421	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Saturday, January 10, 2004.

The shares of Common Stock you hold will be voted as you specify on the reverse side of this proxy. If no choice is specified, the proxy will be voted "FOR" items 1 and 2. Important information regarding items 1 and 2 is set forth in the Company's proxy statement which accompanies this proxy. We encourage you to read the proxy statement.

By signing this proxy, you revoke all prior proxies and appoint John S. Dalrymple III, Timothy J. Dodd and Thomas P. Friezen, and each of them, as proxies with full power of substitution, to vote (and with respect to the election of directors, to vote cumulatively in their discretion) your shares of Common Stock of Dakota Growers Pasta Company, Inc. on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on January 10, 2004 and all adjournments of such meeting.

    See reverse for voting instructions.

QuickLinks

DAKOTA GROWERS PASTA COMPANY, INC. STOCKHOLDER LETTER
DAKOTA GROWERS PASTA COMPANY, INC. NOTICE OF ANNUAL MEETING
DAKOTA GROWERS PASTA COMPANY, INC. PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
OTHER INFORMATION
PROXY CARD